AMENDMENT NUMBER ONE
TO THE 1st AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This amendment number one (“Amendment 1”), effective as of July 15, 2008 (the “Amendment 1 Effective Date”), amends the 1st Amended and Restated Employment Agreement dated April 16, 2008 between Green Screen Interactive Software, Inc. (f/k/a “Green Screen Interactive Software, LLC”) (“Green Screen”) and Mark Seremet (“Seremet”), in full force and effect as of the date hereof (the “Employment Agreement”). This Amendment 1, when fully executed, shall constitute the further understanding between the parties with respect to the Employment Agreement, as follows:

Section 4 of the Employment Agreement (Bonus) is hereby deleted and replaced with: “For each year during the Employment Term, Executive shall be eligible to receive a bonus based on performance milestones, as determined by the compensation committee of the Board of Directors of the Company.” As of the date of this Amendment 1, no such bonus has been set.

Green Screen acknowledges that Seremet has earned $25,000 pursuant to the now deleted Section 4. This amount shall be converted to Green Screen equity. Upon the signing hereof, Green Screen shall deliver to Seremet a certificate for 2347 shares of common stock of Green Screen (the “Shares”) valued at a price of $10.65 per share, having a total value of approximately $25,000. Green Screen represents that the Shares are duly authorized, validly issued, fully paid and nonassessable.

Except as expressly or by necessary implication modified or amended by this Amendment 1, the terms of the Employment Agreement are hereby ratified and confirmed without limitation or exception. Capitalized terms used in this Amendment 1 and not otherwise defined shall have the same meaning ascribed to them as set forth in the Employment Agreement.

The parties hereto have executed this Amendment 1, which shall be effective as of the Amendment 1 Effective Date.

Green Screen Interactive Software, Inc.		Mark Seremet

By:	/s/ Evan Gsell	/s/ Mark Seremet

Name:	Evan Gsell

Title:	Chief Operating Officer and General Counsel